PURCHASE AGREEMENT

         Credit Suisse Global Fixed Income Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, and Credit Suisse Asset Management, LLC ("CSAM") hereby agree as follows:

         1. The Fund offers CSAM and CSAM hereby purchases one share of beneficial interest of the Fund designated as a Class C share, at a price of $10.12 per share (the "Initial Share"), the Fund agreeing to waive the contingent deferred sales charge on such purchase. CSAM hereby acknowledges receipt of a certificate representing the Initial Share, and the Fund hereby acknowledges receipt from CSAM of $10.12 in full payment for the Initial Share.

         2. CSAM represents and warrants to the Fund that the Initial Share is being acquired for investment purposes and not for the purpose of distribution.

         3. CSAM agrees that if any holder of the Initial Share redeems such Share before one year after the date upon which the Class C of the Fund commences its investment activities, the redemption proceeds will be reduced by the amount of unamortized organizational and offering expenses of such Class.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 29th day of April, 2005.

                                        CREDIT SUISSE GLOBAL FIXED
                                        INCOME FUND


                                        By:    /s/  J. Kevin Gao
                                           -------------------------------------
                                             Name:  J. Kevin Gao
                                             Title: Vice President and Secretary

ATTEST:

/s/ Karen Regan
---------------
Karen Regan


                                        CREDIT SUISSE ASSET MANAGEMENT, LLC


                                        By:    /s/  Ajay Mehra
                                           -------------------------------------
                                             Name:  Ajay Mehra
                                             Title: Director and General Counsel

ATTEST:

/s/ Karen Regan
---------------
Karen Regan